UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

Greenbelt Resources Corporation

(Exact name of issuer as specified in its charter)

Nevada

(State of other jurisdiction of incorporation or organization)

3500 Dry Creek Road, Unit 6

Paso Robles, CA 93446

Phone: (888) 995-4726

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Darren Eng

Chief Executive Officer

3500 Dry Creek Road, Unit 6 Paso Robles, CA 93446

Phone: (310) 567-4844

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Laura Anthony, Esq.

Legal & Compliance, LLC

330 Clematis Street, Suite 217

West Palm Beach, FL 33401

Phone: 561-514-0936

Fax: 561-514-0832

9511	91 - 2107890
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

PART II

OFFERING CIRCULAR

Greenbelt Resources Corporation

3500 Dry Creek Road, Unit 6

Paso Robles, CA 93446

(888) 995-4726

www.greenbeltresources.com

Persons to contact at Company with respect to offering: Darren Eng; Joseph Pivinski

Best Efforts Offering

of 77,560,000 Shares of Common Stock by the Company and

2,440,000 Shares of Common Stock by the Selling Stockholders

$0.20 per Share

Greenbelt Resources Corporation (“us,” “we,” “our,” the “Company” or “Greenbelt”) is an early stage, revenue-producing operating company which emerged from the development stage in December 2012.

Investing in our common stock involves risks, and you should not invest unless you can afford to lose your entire investment. See “Risk Factors” beginning on page 7. This offering circular relates to the offer and sale or other disposition of 77,560,000 shares of our common stock, par value $0.001 per share, at a fixed price of $0.20 per share, by us and the offer and sale or other disposition of 2,440,000 shares of our common stock, at a fixed price of $0.20 per share, by the selling stockholders named in this offering circular. Each share shall have a stated value of $0.001 per share. See “Description of Securities” beginning on page 23.

The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission (the “SEC”) and the relevant state regulators, as necessary. The offering will continue until the Company has sold all of the shares offered hereby or on such earlier date as the Company may terminate the Offering. The shares offered hereby are offered on a “best efforts” basis. No minimum sale is required, and there is no minimum offering. However, there is a $5,000 minimum individual purchase in this offering, and only whole shares may be purchased.

We have made no arrangements to place subscription proceeds or funds in an escrow, trust or similar account, which means that the proceeds or funds from the sale of shares will be immediately available to us for use in our operations and once received and accepted are irrevocable.

Our common stock is presently quoted on the OTC Pink tier of the OTC Markets Group, Inc. under the trading symbol “GRCO”. On August 12, 2016, the last sale price of our common stock as reported by the OTC Markets was $0.025 per share. There is a very limited market for our common stock at this time and following the offering made by this Offering Circular, there is no assurance that a market will further develop.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

THE SHARES OFFERED HEREBY ARE HIGHLY SPECULATIVE, AND AN INVESTMENT IN SHARES INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE POTENTIAL DILUTION FROM THE OFFERING PRICE. SEE “RISK FACTORS” AND “DILUTION.”

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THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

	Price to Public	Underwriting Discount and Commissions	Proceeds to Issuer	Proceeds to Other Persons
Common Stock (1)	$0.20	-	$15,512,000	$488,000
Total Minimum:	$0.20	-	$15,512,000	$488,000
Total Maximum:	$0.20	-	$15,512,000	$488,000
Total	$0.20	-	$15,512,000	$488,000

(1)	The Company is offering 77,560,000 shares of its common stock directly to investors, and the selling stockholders, three of whom are also affiliates of the Company, are offering 2,440,000 shares of Company common stock for resale. The Company intends to satisfy approximately 97.0% of the amount subscribed for on each subscription agreement received in this offering with shares offered by the Company and approximately 3.0% of such amount with shares offered by the selling stockholders, in proportion to the shares being offered by such selling stockholders in this offering. The Company has not retained any underwriters, brokers or placement agents in connection with the Offering. The estimated cost of this offering is approximately $90,500. This cost will be paid directly by the Company, and no proceeds of the offering are expected to be used for this purpose.

Offering Circular Dated ___________, 2016

This Offering Circular is valid for nine (9) months after qualification by the SEC.

The Company is following the disclosure format prescribed by Part II of Form 1-A.

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INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE THE SECTION TITLED, “RISK FACTORS” REGARDING RISK FACTORS THAT MANAGEMENT BELIEVES PRESENT THE MOST SUBSTANTIAL RISKS TO AN INVESTOR IN THIS OFFERING.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE BY THIS OFFERING CIRCULAR, NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL OR ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF OUR COMPANY SINCE THE DATE HEREOF.

THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING CIRCULAR FOR ANY PURPOSE OTHER THAN AN INVESTMENT IN THE STOCK DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED.

THIS OFFERING IS SUBJECT TO WITHDRAWAL, CANCELLATION, OR MODIFICATION BY THE COMPANY AT ANY TIME AND WITHOUT NOTICE. THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART NOTWITHSTANDING TENDER OF PAYMENT OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE NUMBER OF SHARES SUBSCRIBED FOR BY SUCH INVESTOR.

THE OFFERING PRICE OF THE SHARES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES MAY BE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

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FOR ALL RESIDENTS OF ALL STATES

THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACTS AND SUCH LAWS. THE INTERESTS MAY BE SUBJECT IN VARIOUS STATES TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE STOCK HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

ABOUT THIS OFFERING CIRCULAR

This Offering Circular describes the offer and sale by us and by the selling stockholders of common stock pursuant to the exemption from registration provided by Section 3(b) of the Securities Act and Regulation A promulgated thereunder.

This Offering Circular speaks only as of the date hereof.

This Offering Circular describes the offering of common stock under two main headings: “The Company and Business Summary” and “The Offering.”

We will amend this Offering Circular whenever the information it contains has become false or misleading in light of existing circumstances and for other purposes, such as to disclose material developments related to the common stock, to update required financial statements or if there has been a fundamental change in the information initially presented. We will file an amended Offering Circular as part of an amendment to our Form 1-A, which we will file with the SEC, state regulators or other appropriate regulatory bodies. Our amended Offering Circular will be posted on our website when the amendment has been qualified by the SEC. Although the Issuer is not using a selling agent or finder in connection with this offering, it will use a website as an online portal and information management tool in connection with the offering. The website is owned and operated by the Issuer and can be viewed at http://www.greenbeltresources.com.

The common stock shares are not available for offer and sale to residents of every state. Our website will indicate the states where residents may purchase shares of common stock. We will post on our website any special suitability standards or other conditions applicable to purchases of the shares of the common stock in certain states that are not otherwise set forth in this Offering Circular.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

This Offering Circular, together with Financial Statements, consists of a total of approximately 55 pages.

SUMMARY INFORMATION

IMPORTANT NOTICE TO INVESTORS

The following summary highlights information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all of the information that you should consider before investing in the common stock. You should carefully read the entire Offering Circular; especially the section concerning the risks associated with the investment in common stock, discussed under “Risk Factors.”

Unless we state otherwise the terms “we”, “us”, “our”, “Company”, “Greenbelt”, “management”, or similar terms collectively refer to Greenbelt Resources Corporation, a Nevada corporation.

Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

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THE COMPANY AND BUSINESS SUMMARY

Greenbelt Resources Corporation was organized in 2001 under the laws of the State of Nevada as “Originally New York, Inc.” We are an early stage, revenue-producing operating company that emerged from the development stage in December 2012. The Company’s headquarters are located in Paso Robles, California. The Company is a green technology company and its common stock is quoted on the OTC Pink tier of the OTC Markets Group under the symbol “GRCO.”

Greenbelt designs, manufactures, operates and sells modular systems that recycle food wastes and beverage wastes into sellable products. Products produced include ultra-low carbon advanced biofuel, fertilizer, animal feed, electricity and filtered and distilled water.

The innovative advantages of our technology allow our unique approach: the economy of “small” scale. Our “local-scale” technology and approach make it cost-effective to process applicable wastes in quantities available locally.

Each system is an assemblage of individual automated modules collectively controlled and connected by our proprietary software platform. Each module performs a different step in the process. The process for our systems can be broken out into four stages:

●	Feedstock pretreatment: The feedstock pretreatment step (if necessary) prepares the feedstock for fermentation by making simple sugars available. Feedstock processing may include grinding or mashing up solid, and/or adding water, heat, and/or enzymes to break down starches or cellulose into simple sugars available in a uniformly viscous solution.

●	Fermentation: The fermentation step is the process of adding yeast to a uniformly viscous liquid in which the yeast will consume the sugars and convert them into ethanol.

●	Distillation: The distillation step is the process of separating out the ethanol by boiling the liquid to turn the ethanol, and some of the water into a vapor and then capturing the ethanol through a condensation process. The Company’s ethanol plant distillation modules are built around the Butterfield Closed Cycle System™, which is now owned by the Company.

●	End-product production: The end-product production step depends on the specific products being produced. For example, ethanol may require dehydration, for which we use our membrane dehydration module. Stillage may be sold “as is” for use as fertilizer or fortified animal beverage, or customers may request certain components be filtered out for such uses. For example, water may be filtered out and repurposed via additional treatment for sale as distilled or filtered water while the remainder is sold as a high-value high-protein animal feed. In urban deployments, stillage is fed into an anaerobic digester for conversion into biogas (methane). The biogas can be injected into natural gas pipelines where it qualifies for incentive credits, or consumed in an electrical generator to make renewable energy. Where a generator is involved, the heat from its exhaust can be used to replace heat source for the other modules, most notably distillation, thus greatly increasing overall efficiency.

Our systems can be configured to our customers’ specifications, and can include any or all of the four steps in the process. As a result, the cost of our system can vary widely, depending on the needs of the customer. In 2012, we sold our first system to the University of Florida for an aggregate amount of approximately $593,000. In 2014, we sold our second system to a group of farmers doing business as Standard Ethanol Pty Ltd. for an aggregate amount of approximately $1.8 million.

We also operate our own system in a facility in Paso Robles, California that provides a feedstock processing and commercial scale feedstock testing service. In 2006, we acquired technology in a business transaction which was incorporated into a small-scale biomass/waste-to-ethanol pilot plant. This plant was a research and development facility which supported our business model in the biomass/waste-to-energy markets until 2014. During 2014, we transitioned the Paso Robles plant from a research and development facility to an operating plant. It has been used for revenue-producing projects since that time. We have multiple customers at this facility, which produces low carbon ethanol and various other products. A substantial portion of the initial proceeds from the securities sold in this offering are intended to be used to expand our onsite feedstock processing capacity by building a larger second system in Paso Robles for our own use to both process feedstock and sell the end products produced. We expect that the second system would be operational within nine months of the start of manufacturing.

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In addition, in 2015, we began providing contract manufacturing services to third parties. For example, we built a passive alcohol system, a pollution control device that captures and transforms gaseous ethanol emissions into quality spirit products, based on the contracting party’s design and specifications. We were also contracted to manufacture the manifold system used to aggregate and deliver the exhaust gases containing the ethanol vapor stream to the passive alcohol system. Based upon ongoing negotiation we anticipate expanding the contract manufacturing portion of our business in 2016 and 2017.

THE OFFERING

Common Stock Offered	80,000,000 total shares. 77,560,000 shares offered by us. 2,440,000 shares offered by the selling stockholders

Offering Price	$0.20 per share

Common Stock Currently Outstanding	290,423,573 shares at August 14, 2016.

Common Stock Outstanding at Maximum Offering	367,983,573 shares (assuming all securities offered hereby are sold)

Dividend Policy	To date, no dividends have been paid on our common stock and we do not intend to do so in the foreseeable future. Dividends on common stock will be payable when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors.

Use of Proceeds	The net proceeds to the Company from the sale of shares of common stock, after giving effect to the $488,000 in proceeds attributable to re-sales by the selling stockholders will be:

● $15,512,000 if 100% of the shares are sold, and
● $7,756,000 if 50% of the shares are sold.

Notwithstanding the exact amount of net proceeds available, the Company expects to use the net proceeds for construction and sale of a waste to ethanol facility, sales efforts and working capital purposes.

We have made no arrangements to place subscription proceeds or funds in an escrow, trust or similar account, which means that the proceeds or funds from the sale of shares will be immediately available to us for use in our operations and once received and accepted are irrevocable.

Minimum Purchase Amount	The minimum purchase amount is $5,000, and only whole shares may be purchased.

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RISK FACTORS

An investment in our Company’s common stock involves high degree of risk. You should carefully consider each of the following risks and all of the information set forth in this Offering Circular before deciding to invest in our common stock. If any of the following risks and uncertainties develops into an actual event, our business financial condition, results of operations and cash flows could be materially adversely affected. In that case the price of our common stock could decline and you may lose all or part of your investment. In connection with the forward-looking cautionary statements that appear in this Offering Circular you should also carefully review the cautionary statement referred to under Cautionary Statement Concerning Forward Looking Statements.

RISK FACTORS RELATED TO THE ISSUER’S BUSINESS

Early Stage Business

Greenbelt Resources Corporation was organized in 2001 under the laws of the State of Nevada as “Originally New York, Inc.” The Company’s headquarters are located in Paso Robles, California. The Company acquired technology in a business transaction in 2006 which was incorporated into a small-scale biomass/waste-to-ethanol pilot plant then under development. This plant was a research and development facility which supported the Company’s business model in the biomass/waste-to-energy markets.

We need capital to fund operations. We have a limited operating history with our current business model upon which an evaluation of our prospects and future performance can be made. Our operations are subject to all business risks associated with enterprises with a limited operational history. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the expansion of an early stage business in an emerging industry. There is a possibility that we could sustain losses in the future and there can be no assurances that we will be successful in developing profitable operations.

Absence of Established Markets

There are no formal established markets or distribution channels for our products and services. We have identified and prioritized specific target markets and customers where we believe the deployment of our technologies will financially benefit the customer, the environment and Greenbelt but need to continue to develop and execute a sales strategy for each of these. Also, for any company which may develop cost effective technology similar to ours, there are no substantial barriers to entry.

Our Financial Success can be Influenced by Commodity Price Changes

The Company’s construction/production processes and revenue streams can be adversely affected by price increases in certain commodities which we may not be able to pass on to our customers, or price decreases which may adversely affect the selling prices of our products and services. In particular, we are dependent upon favorable pricing for ethanol, steel, feed, fertilizer, water and to a lesser extent the price of Carbon Credits. No part of the proceeds from this offering will be used for financial hedging strategies with respect to these risks.

We May Not be able to Manage our Growth Effectively

We expect to expand significantly and intend to maintain a high growth focus. However, growth will place additional demands and strains on our executive team and other resources and we cannot be sure that we will be able to manage growth effectively. In order to successfully manage our growth, we may need to:

●	Expand and enhance our operations infrastructure;

●	Continue to improve our supply chain logistics and delivery cycle time information systems and controls; and

●	Expand and enhance our sales and marketing infrastructure.

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We cannot assure you that our infrastructure, facilities and personnel will be adequate to support our future operations or to effectively adapt to future growth. If we are unable to manage our growth effectively, our business, financial condition and results of operations will be adversely affected.

We May Not be able to Successfully Anticipate Technological Advances within our Industry or by Potential Competitors

Our business relies on proprietary system designs and scientific technologies which are essential to our production processes and our revenue streams. Technologies can evolve rapidly in our industry and are characterized by both evolutionary and revolutionary technological advances. If, for example, another alternative to ethanol as a fuel additive were to be developed, it may impact demand for the ethanol we produce and therefore reduce the value of this particular revenue stream.

We are Subject to Indirect Competition

Our products and services may compete with well established businesses in other industries which provide complementary value. For example, we provide a relatively cost effective alternative for certain customers to dispose of the organic waste material and feedstock we use as a raw material input in our processes in comparison to the current conventional disposal methods provided by haul away services. by truck or other mode of transportation.

We Will Not be able to Realize our Approximate $3.6 million Federal Tax Net Operating Loss Carry Forward if We Don’t Achieve Profitability or if There is a Significant Ownership Change

The Company has a federal net operating tax loss carry forwards of approximately $3.6 million at December 31, 2015 expiring in various periods through 2029. Utilization of the net operating loss carry forwards depends on future net income and may also be limited in the future in the event of a significant ownership change.

We are Conducting a Direct Primary Offering with No Minimum Amount Required to be Raised

We can accept your investment funds at any time without any other investment funds being raised and may not raise sufficient funds to operate our business beyond the next twelve months.

There is a $5,000 minimum individual purchase, and only whole shares may be purchased. There is no minimum amount required to be raised, however, before we can accept your investment funds and, as a result, investment funds will not be placed in an escrow account pending the attainment of a minimum amount of proceeds. Also, we may not sell enough shares of common stock in the offering to continue our operations beyond the next twelve months as we believe that we need to raise a minimum of $5,000,000 in this offering to achieve a level of sustainable operations in terms of profits and cash flows. Once we accept your investment funds, there will be no obligation to return your funds even though no other investment funds are raised. Also, there may be insufficient funds raised through this direct primary offering to continue our operations beyond the next twelve months. Thus, you may be one of only a few investors in this offering in which you acquire common stock in a company that continues to be under-capitalized. A future lack of sufficient funds to pay expenses and for working capital will negatively impact our ability to successfully implement and complete our plan of operation and execute our business plan.

Our Executive Officers are Crucial to our Business

Our early stage business is significantly dependent on retaining our current management team; namely Darren Eng, Floyd Butterfield and Joseph Pivinski, our CEO, CTO and CFO, respectively. Their qualifications are set forth herein. The loss of service of these key personnel could result in significant disruption to our operations, including growth plans and operating results.

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Risks of Borrowing

Since 2012, the Company has not incurred any significant debt ($296,600 of debt convertible into common stock at August 14, 2016) and the Company does not presently intend to incur debt if it sells all of the securities included in this offering. However, should the Company determine that short or long term secured debt is in the best interests of the Company, there are possible risks which could have a significant adverse effect on its business.

If the Company incurs future indebtedness, a portion of the Company’s cash flow will need to be dedicated to the payment of principal and interest. Loan agreements also may contain restrictive covenants which can impair the Company’s operating flexibility. Such loan agreements could also provide for default under certain circumstances, which could result in a loan becoming immediately due and payable and repayment will be senior to the rights of the common stockholders.

Successful Execution of the Business Plan

The Company’s current business model and business plans may change significantly and management reserves the right to modify this model and these plans depending on future events. Our business has been and is capital intensive and may require the Company to incur significant up front cash outlays in anticipation of future cash inflows.

Management Discretion as to Use of Proceeds

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.” The Company has complete discretion to use the funds obtained from this Offering, not only for purposes presently contemplated but for any corporate purpose it deems to be in the best interests of the Company and its investors in order to address changed circumstances or opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of management with respect to application and allocation of the net proceeds of this Offering. Investors in the common stock offered hereby will be entrusting their funds to the Company’s management, upon whose judgment and discretion the investors must depend.

Management Control of our Common Stock and Preferred Stock

As of August 14, 2016 the Company’s officers and directors owned approximately 33.7% of the Company’s outstanding common stock. Upon completion of this Offering, assuming all shares are sold, the Company’s officers and directors will own approximately 26.3% of the outstanding common stock. Also, 5,000,000 shares of Series B Convertible Preferred Stock were owned and held in a Voting Trust, the sole Trustee of which is an officer and director of the Company. Each share of Series B Convertible Preferred Stock can be converted into one (1) share of common stock. In addition, 5,000,000 shares of Series C Preferred Stock were owned and held by Officers and Directors of the Company. The Series C shares divide voting rights equally among the Board of Directors at the time of each vote and have either (a) a 100-to-1 voting right as a group or (b) have a 51% voting right in the event 100-to-1 is no longer a majority vote. See “Certain Factors Related to our Preferred Stock – Markets, Trading and Liquidity” below.

We have Never Paid Dividends and do not Expect to pay Dividends on our Common Stock in the Foreseeable Future.

The Company has never declared or paid any cash dividends on its common stock and currently intends to retain any future cash and earnings to finance the expansion of its business. As a result, the Company does not anticipate paying any cash dividends on its common stock in the foreseeable future.

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The Company’s Ability to Continue as a Going Concern

We have not yet achieved profitable operations and may incur losses as the business develops. The Company does not yet have a history of financial stability and has incurred a cumulative net loss since the inception of its current business model of approximately $1.4 million. The principal sources of liquidity have been the issuance of since extinguished convertible debt, equity securities and officer loans. These factors raise doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue operations is dependent on the success of management’s plans, which include the operational business model described herein and obtaining capital from funds provided by operations and this Offering. The Company will require these funds to finance the growth of its expected future operations. The Company’s current available cash along with anticipated cash will be insufficient to meet its cash needs for the long-term future.

Because our auditors have issued a going concern opinion, there is a substantial uncertainty that we will continue operations, in which case you could lose your investment.

Our auditors have issued a going concern opinion in their report on our financial statements for the fiscal years ended December 31, 2015 and 2014. Our historical operating losses raise substantial doubt about our ability to continue as a going concern. If we do not achieve profitability and do not have other sources of financing for our business, we may have to curtail or cease our business plans and operations, which could cause investors to lose the entire amount of their investment. Our stockholders’ deficit as of December 31, 2015 was $335,333 and we have had recurring losses from operations. We anticipate incurring additional losses until such time we can generate significant revenues, and/or reduce operating costs.

We have not yet established revenues sufficient to cover our current level of operating costs for at least the next 12 months and allow us to continue as a going concern. Our ability to continue as a going concern is dependent on us obtaining adequate capital to fund operating losses until we become profitable. We can give no assurances that any additional capital that we are able to obtain, if any, will be sufficient to meet our needs, or that any such financing will be obtained on acceptable terms. As a result of our going concern qualification, there is an increased risk that you could lose the entire amount of your investment in our company.

We may not be able to obtain additional financing to fund our operations.

We will need to raise additional funds in the future. There can be no assurance that sufficient equity and/or debt financing will be available at all or, if available, that such financing will be at terms and conditions acceptable to us. Should we fail to obtain additional debt financing or raise additional capital, we may not be able to achieve our longer term business objectives and may face other serious adverse consequences. If we raise additional funds by issuing equity securities or convertible debt, investors may experience significant dilution of their ownership interest, and the newly-issued securities may have rights senior to those of the holders of our common stock. If we raise additional funds by obtaining loans from third parties, the terms of those financing arrangements may include negative covenants or other restrictions on our business that could impair our operational flexibility and may require us to provide collateral to secure the loan. In addition, in a liquidation, debtholders will be entitled to repayment before any proceeds can be paid to our equity holders.

RISKS RELATED TO OUR COMMON STOCK

We do Not Meet the Criteria to List our Securities on an Exchange Such as The NASDAQ Stock Market and our Common Stock May be Difficult to Sell.

Our common stock is quoted in the OTC Pink tier of the OTC Markets Group, Inc.’s OTC marketplace. Securities quoted on the OTC Market generally lack liquidity and analyst coverage. This can result in lower prices for our common stock than might otherwise be obtained if we met the criteria to list our securities on a larger or more established exchange and could also result in a larger spread between the bid and asked prices for our stock. Also, potential relatively small trading volume would likely make it difficult for our shareholders to sell common stock when and if they choose. As a result, investors may not always be able to resell shares of our stock publicly at the time and prices that they feel are fair or appropriate.

There is a very limited market for our common stock at this time and following the offering made by this Offering Circular, there is no assurance that a market will further develop.

We may be Subject to Penny Stock Regulations and Restrictions, and You May have Difficulty Selling Shares of our Common Stock.

The Company’s common stock may be subject to certain rules, restrictions and regulations relating to “penny stock” (generally defined as any equity security that has a market or exercise price less than $5.00 per share, subject to certain exemptions – the “Penny Stock Rule”). Broker-dealers who sell penny stocks are subject to certain “sales practice requirements” for sales to persons other than established customers and institutional qualified or accredited investors. For as long as the Company’s common stock is subject to the rules on penny stocks, the market liquidity for could again significantly limited. This lack of liquidity may also make it more difficult for the Company to raise capital in the future through sales of equity in the public or private markets.

The Present Price and Limited Market for our Common Stock May Make our Common Stock Price Highly Volatile.

If a market for our common stock develops, there could be volatility in the future volume and market price. This volatility may be caused by a variety of factors, including the lack of readily available quotations and low trading volume, variations in our operating results, litigation involving us, factors relating to our industry, actions by governmental agencies, national economic and stock market considerations and other events and circumstances beyond our control.

Offers or Availability for Sale of a Substantial Number of Shares of our Common Stock may Cause the Price of our Common Stock to Decline.

Our stockholders could sell substantial amounts of common stock in the public market, including shares upon the expiration of any statutory holding period under Rule 144 of the Securities Act of 1933 (the “Securities Act”), if available, or upon trading limitation periods. Such volume could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make it more difficult for us to secure additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Potential Long Term Nature of Investment

An investment in the Company’s common stock may be long term and illiquid. The common stock being offered here will not be registered under the Securities Act or any foreign or state securities laws by reason of exemptions from such registration, which depends in part on the investment intent of the investors. Accordingly, purchasers must be willing and able to bear the economic risk of their investment for an indefinite period of time. It is likely that investors will not be able to liquidate their investment in the event of an emergency.

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Compliance with Securities Laws

The Company’s common stock is being offered for sale in reliance upon certain exemptions from the registration requirements of the Securities Act, applicable California Securities Laws and other applicable state securities laws. If the sale of the common stock were to fail to qualify for these exemptions, purchasers may seek rescission of their purchases of common stock. If a number of purchasers were to obtain rescission, we would face significant financial demands, which could adversely affect the Company as a whole, as well as any non-rescinding purchasers indirectly due to the lack of capital to fund operations associated with these rescissions

Offering Price

The price of the common stock offered has been arbitrarily established by us, considering such matters as the state of our business development and the general condition of the industry in which we operate. The Offering price bears no relationship to our net assets, results of operations or any other objective financial criteria.

Lack of Underwriter

The common stock is directly offered on a “best efforts” basis by the Company and its Officers and Directors, without compensation. Accordingly, there is no assurance that the Company will sell the maximum common stock offered or any lesser amount.

Other Risks

In addition to the above risks, businesses are often subject to risks not foreseen or fully appreciated by management. In reviewing this Offering Circular potential investors should keep in mind other possible risks that could be important.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this Offering Circular that are forward-looking in nature are based on the current beliefs of our management as well as assumptions made by and information currently available to management, including statements related to the markets for our products, general trends in our operations or financial results, plans, expectations, estimates and beliefs.

In this Offering Circular, words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “target,” “will,” “would” or other words that convey uncertainty of future events or outcomes are used to identify these forward-looking statements. Actual results may differ materially from those indicated by forward-looking statements as a result of various important factors, including risks relating to: the ability to implement the Company’s business plan, to build marketing capability for new business, conduct development and commercialization activities and the ability to obtain, maintain and enforce patent and other intellectual property protection. These and other risks are described in greater detail in the section entitled Risk Factors beginning on page 12. If one or more risk factors materialize, or if any underlying assumptions prove incorrect, actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

In addition, any forward-looking statements in this offering represent the Company’s views only as of the date of this offering and should not be relied upon as representing the Company’s views as of any subsequent date. The Company anticipates that subsequent events and developments will cause its views to change. However, while the Company may elect to update these forward-looking statements publicly at some point in the future, the Company specifically disclaims any obligation to provide updates, except as may be required by law, whether as a result of new information, future events or otherwise. If the Company consummates the offering, the descriptions of its strategy, future operations and financial position, future revenues, projected costs and prospects and the plans and objectives of management in this proxy statement may no longer be applicable.

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BUSINESS AND PROPERTIES

Our Business & Systems

Greenbelt Resources Corporation was organized in 2001 under the laws of the State of Nevada as “Originally New York, Inc.” We are an early stage, revenue-producing operating company that emerged from the development stage in December 2012. The Company’s headquarters are located in Paso Robles, California. The Company is a green technology company and its common stock is quoted on the OTC Pink tier of the OTC Markets Group under the symbol “GRCO.”

Greenbelt designs, manufactures, operates and sells modular systems that recycle food wastes and beverage wastes into sellable products. Products produced include ultra low carbon advanced biofuel, fertilizer, animal feed, electricity and filtered and distilled water.

The innovative advantages of our technology allow our unique approach: the economy of “small” scale. Our “local scale” technology and approach make it cost-effective to process applicable wastes in quantities available locally. The local-scale approach has several benefits:

●	It reduces or eliminates the cost of environmental impacts of extensive transportation of wastes to a large regional facility.

●	It allows for maximizing efficiencies for converting unique types of waste by adjusting system settings, and

●	It allows for sale of end products directly to end users at prices benefitting both seller and buyer.

Each system is an assemblage of individual automated modules collectively controlled and connected by our proprietary software platform. The modules per system depend on a number of factors, including:

●	Location.

●	Feedstock (the incoming raw product, which are the wastes from food or beverage products or other cellulosic wastes; these may include a variety of solid and liquid feedstocks, including beer waste, waste wine, dairy products waste, agricultural waste, energy crops, miscellaneous food waste, aggregated municipal food waste, surplus grains and other cellulosic material), and

●	Local demand and value of the products produced.

Each module performs a different step in the process. The process for our systems can be broken out into four stages:

●	Feedstock pretreatment: The feedstock pretreatment step (if necessary) prepares the feedstock for fermentation by making simple sugars available. Feedstock processing may include grinding or mashing up solid, and/or adding water, heat, and/or enzymes to break down starches or cellulose into simple sugars available in a uniformly viscous solution.

●	Fermentation: The fermentation step is the process of adding yeast to a uniformly viscous liquid in which the yeast will consume the sugars and convert them into ethanol.

●	Distillation: The distillation step is the process of separating out the ethanol by boiling the liquid to turn the ethanol, and some of the water into a vapor and then capturing the ethanol through a condensation process. The Company’s ethanol plant distillation modules are built around the Butterfield Closed Cycle System™, which is now owned by the Company.

●	End-product production: The end-product production step depends on the specific products being produced. For example, ethanol may require dehydration, for which we use our membrane dehydration module. Stillage may be sold “as is” for use as fertilizer or fortified animal beverage, or customers may request certain components be filtered out for such uses. For example, water may be filtered out and repurposed via additional treatment for sale as distilled or filtered water while the remainder is sold as a high-value high-protein animal feed. In urban deployments, stillage is fed into an anaerobic digester for conversion into biogas (methane). The biogas can be injected into natural gas pipelines where it qualifies for biogas incentive credits, or consumed in an electrical generator to make renewable energy. Where a generator is involved, the heat from its exhaust can be used to replace heat source for the other modules, most notably distillation, thus greatly increasing overall efficiency.

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Our systems can be configured to our customers’ specifications, and can include any or all of the four steps in the process. As a result, the cost and overall production capacity of our system can vary widely, depending on the needs of the customer. In 2012, we sold our first system to the University of Florida for an aggregate amount of approximately $593,000. In 2014, we sold our second system to a group of farmers doing business as Standard Ethanol Pty Ltd. for an aggregate amount of approximately $1.8 million.

The basis of our process control technology was performance tested and validated from 2009 – 20111 in 26 micro unit deployments installed around the world, some of which still exist today.

We also operate our own system in a facility in Paso Robles, California that provides a feedstock processing service. In 2006, we acquired technology in a business transaction which was incorporated into a small-scale biomass/waste-to-ethanol pilot plant. This plant was a research and development facility which supported our business model in the biomass/waste-to-energy markets until 2014. During 2014, we transitioned the Paso Robles plant from a research and development facility to an operating plant. It has been used for revenue-producing projects since that time. We have multiple customers at this facility, which produces low-carbon and ultra low-carbon ethanol and various other products. The initial proceeds from the securities sold by us in this offering are intended to be used to expand our onsite feedstock processing capacity by building a second system in Paso Robles for our own use to both process feedstock and sell the end products produced. We expect that the second system would be operational within nine months of the commencement of build and have negotiated Memorandum’s of Understanding with several feedstock providers and off take purchasers to secure the necessary feedstocks

In addition, in 2015, we began providing contract manufacturing services to third parties. For example, we built a passive alcohol system, a pollution control device that captures and transforms gaseous ethanol emissions into quality spirit products, based on the contracting party’s design and specifications. We have also been contracted to manufacture the manifold system used to aggregate and deliver the exhaust gases containing the ethanol vapor stream to the passive alcohol system. Based upon ongoing negotiations, we anticipate expanding the contract manufacturing portion of our business in 2016 and 2017.

Each year, The New Economy magazine announces awards in the areas of cleantech, healthcare, logistics, social responsibility, strategy and technology, In December 2014, The New Economy magazine named our modular small-scale organic waste recycling technology as “Best Biofuels and Biochecmicals Solutions” in its cleantech category. We are not affiliated with The New Economy magazine in any way, and we paid no fee to be considered for this award.

Revenue Model

Since 2012, we have generated revenue from the sale of our systems and from annual maintenance fees, and since 2014, we have generated revenue from our feedstock processing services at our Paso Robles facility. We have sold a total of two systems, and are in negotiations to sell additional systems. In the future, we hope to expand our onsite feedstock processing capacity by building a larger second system in California for our own use to both process feedstock and sell the end products produced. In addition, we provide the purchasers of our systems with ongoing technical support and monitoring services for an annual fee. In the future, we plan to own or partially own complete systems operated either as leased or jointly owned and operated business ventures. We have secured an agreement committing the necessary baseline feedstock to support one such venture and are in negotiations to secure other feedstocks and off-take agreements. Other potential revenue streams include sales of ethanol, fertilizer, animal feed, distilled water and electricity, and payments from a variety of incentive programs.

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A myriad of incentive programs apply to our technology, the projects in which we can apply for use and the products we produce. In particular, Greenbelt’s is currently included in multiple grant applications for projects using a variety of feedstock types located in various parts of California submitted under a much awaited Assembly Bill 118 Grant Program designed to incentivize Community – Scale biofuel projects.

Also, as noted previously, the low carbon and ultralow-carbon ethanol produced by our systems qualifies for Low Carbon Fuel Standard carbon credits adding to system revenue and overall political and economic benefits of a project.

We also recently launched a new, innovative service in California which allows for the use of our operating commercial facility by third party customers for feedstock feasibility testing. This fee based service allows customers and potential partners to introduce new feedstocks, new feedstock processing techniques or both to evaluate the efficacy of a particular feedstock input to produce ethanol and other outputs.

Beginning in 2015, we also have generated revenue from contract manufacturing services. We are in discussions to expand the contract manufacturing portion of our business in 2016 and 2017.

Manufacturing Our Systems

We have leased space in Paso Robles, CA where we manufacture and assemble the product to be delivered to the customer. Materials generally consist of steel and aluminum piping, various types of electrical components and protective cabling. Labor is obtained on a contract basis and consists primarily of welders and unskilled laborers. There are multiple sources of materials and labor available to us, and the loss of any materials or labor supplier would not have a material adverse effect on our business.

The shipping and delivery of the product to the customer is outsourced to third parties.

Once delivered, a modest amount of set up work and testing at the customer’s site is performed by our Chief Technology Officer and Chief Executive Officer.

Our Customers and Markets

A February 2015 report by The Waste & Resources Action Programme and the Global Commission on the Economy and Climate concluded that annually, about 60.0 million metric tons of food is wasted in the United States alone, with an estimated value of $162.0 billion. In addition, about 32.0 million metric tons of this waste ends up in localized municipal landfills, at a cost of about $1.5 billion a year to local governments. The report also indicated that the annual global cost of food waste could be as high as $400.0 billion.

In the United States, a rapidly growing body of waste disposal regulations have increased disposal costs, in turn increasing demand for cost effective, environmentally sound alternative solutions for disposal. Food waste landfill bans are increasing. Plus, organizations including the USDA, the EPA, the Grocery Manufacturing Association, the Food Marketing Institute and the National Restaurant Association also have food waste reduction initiatives. As these initiatives continue to increase our current and potential target markets will continue to establish themselves and expand and grow.

As our system is able to process multiple feedstocks as input, we segment our potential industry target markets by industry/feedstock type. The second level of segmentation is geographic.

Target industry/feedstocks include:

●	separated municipal food wastes - food and beverage industry wastes, including brewery waste;

●	agriculture and food industry wastes – crop residuals, Greek yogurt production (acid whey), beet tailings, wheat screenings;

●	dedicated energy crops and advanced biofuel crops;

●	public and institutional food industry waste - hospitals, casinos, prisons, bases, restaurants; and

●	other inputs suitable for recycling into low-carbon ethanol, fertilizer, filtered water and animal feed.

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Domestic and international target markets include cities, counties, universities, food producers, beverage makers/distributors, remote rural areas, island communities and developing countries. The social and economic value of products produced by our systems varies by location. For example, in states with Low Carbon Fuel Standards which benefit the environment, like California, the production and sale of ultra-low-carbon-ethanol earns valuable cash carbon credits (currently sold for $125.00 per credit) which provides for an additional revenue stream

As owner or co-owner of a network of deployed systems, we expect our target markets to expand to include not only the waste generators indicated above, but consumers of the outputs, e.g., farmers who are able to utilize outputs as cheaper alternative fuel, animal feed and fertilizer. The latter was the basis of our last system sale to a customer engaged in farming.

Greenbelt initially expects its national rollout to take root in states with proactive regulations in line with the food waste reduction initiatives of the federal and national commercial organizations noted earlier above. Already, states such as Vermont, Connecticut, Massachusetts, and most recently California have banned commercial food waste from going to landfills. In particular, California currently presents a perfect storm of positive factors driving a wave of demand and interest to include our technology in solutions aimed to be deployed around the state. Those factors include the Low Carbon Fuel Program, the AB 118 Community – Bio Fuels Grant Program and physical proximity to Greenbelt operations.

Competition & Barriers to Entry

Initial system deployments are expected to be in the United States, most likely initially in California, followed by the states of Massachusetts, Connecticut, Vermont and New York. Management is exploring options in foreign countries, as well.

Our system is unique with the way in which we have combined a local-scale platform approach integrating small-scale modules, community scale footprint and automated operations with a configurable modular replicable model and in this respect has no direct competitors. Larger system operators that provide hundreds of millions of gallons of ethanol for a different set of target markets have little interest in investing in our scale of operation. However, our products and services may compete with well established businesses in other industries which provide complementary services. For example, we provide an environmentally sound, cost-effective alternative use for the organic waste of certain customers to in lieu of the current conventional disposal method of arranging for hauling that waste by truck or other mode of transportation.

Competition in our markets will not likely be direct competition from systems producing ethanol and other saleable products, but rather other technological innovations currently not foreseeable.

Unique Value Proposition

We differentiate ourselves by contributing both economic and societal benefits to our customers in local communities, improving local economies and utilizing local resources. Our systems and services can:

●	Lower waste disposal costs

●	Reduce waste going to landfills

●	Reduce feed/fertilizer cost

●	Lower local fuel cost

●	Lower local energy cost

●	Reduce footprint of hauling wastes away and trucking products in

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●	Mitigate transportation issues in rural communities

●	Improve local sanitation (EtOH and distilled water)

●	Provides a local source for ultra-low-carbon fuel

Investment Highlights

●	Proprietary technology (U.S. Patent Application: 14/263,687)

●	Opportunistic investment with high return potential

●	Multiple revenue streams and customer value propositions

●	Platform technology approach with expandable applications

●	Significant domestic and global market potential

●	Seasoned and experienced senior management team

●	Federal and state tax NOL carry forwards of $3.6 MM

●	$1.0 Million prior investment in operating facility

●	Market accepted product with proven technology

●	Winner - The New Economy 2014 International Clean Tech Award: Best Biofuel and Biochecmicals Solution

Challenges

The fundamental challenge for the Company, which dwarfs all others by far, is to acquire capital to fund our operations, infrastructure requirements and the development of sales in our initial target markets. In concert with this is the need to anticipate the market and commence building a system in anticipation of either a future third party sale or for our own use as 6 – 9 months are required to build out. We are, however, cash poor.

The primary segment of our business has been and is capital intensive and requires us to incur significant up front cash outlays prior to matching future cash inflows, analogous to most construction companies. Other revenue streams at times have required customized modification to our processes which again tend to be “up front” costs.

In addition, the sales cycle for our primary system requires a lead time of several months due to the complexity of the product and customer education required.

In summary, the Company, with experienced management and a product line with proven technology evidenced by sales, and with a myriad of potential markets to penetrate, needs capital.

Intellectual Property

There is currently a patent pending on our technology (U.S. Patent Application: 14/263,687), and we believe that we hold certain patent protections and common law trademark and trade name rights. Elements of our technological designs, operational configuration and approach and system management entail closely held trade secrets. In the future, we may make applications to seek patent protections using best efforts to ensure the rights to all intellectual property potentially held are adequately protected. However, our business is not, and in the future, we do not expect our business to be, dependent on intellectual property, including patents.

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Property

In 2014, the Company leased a 4,800 square foot manufacturing and assembly facility located at 3500 Dry Creek Road, Paso Robles, CA for $2,000 per month pursuant to an occupancy agreement by and between Buena Vista Ranch LLC (“Buena Vista”) and Greenbelt dated September 4, 2014. Buena Vista is owned by our Chief Technology Officer, Treasurer and Secretary and Board member. The lease was terminated by mutual agreement on December 31, 2014. The facility was used to assemble and test systems prior to customer delivery and is available to be used in the future if necessary.

The Company leases a 3,500 square foot premises used as an operations facility at 3500 Dry Creek Road, Paso Robles, CA for $1,925 per month. This facility contains the Company’s own operating biomass/feedstock to ethanol system and is a month-to month-tenancy.

The Company owned system was developed and constructed at an approximate cost of $1.0 million all of which has been all expensed in the Company’s financial statements.

We believe our current space is adequate for our operations at this time.

Regulation

Our business, products and properties are not subject to any material regulation by federal, state or local governmental agencies.

Employees

We presently have two full-time employees, Messrs. Darren Eng and Floyd Butterfield. We are dependent upon each employee for implementation of our business plans.

USE OF PROCEEDS

The estimated cost of this offering is approximately $95,500. This cost will be paid directly by the Company, and no proceeds of the offering are expected to be used for this purpose. We estimate that our net proceeds, after deducting the proceeds allocable to sales by shareholders offering their shares hereby, assuming all shares of common stock offered are sold, will be approximately $15,512,000 (based on an assumed offering price of $0.20 per share). We intend to use the estimated net proceeds in the manner set forth below as soon as possible and no later than the first 12 months after completion of this offering:

	Approximate Amount	Percent of Proceeds
Expected Use of Proceeds
Construction of Waste to Ethanol Plants	$12,500,000	80.6%

Development of Sales in initial Target Markets	2,020,000	13.0
General Working Capital for Operations	992,000	6.4

Total Proceeds from this Offering	$15,512,000	100.0%

In the event that the Company sells 50% of the shares of common stock being offered, it expects to disburse the net proceeds as follows:

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	Approximate Amount	Percent of Proceeds
Expected Use of Proceeds
Construction of Waste to Ethanol Plants	$6,250,000	80.6%
Development of Sales in initial Target Markets	1,010,000	13.0
General Working Capital for Operations	496,000	6.4

Total Proceeds expected from this Offering	$7,756,000	100.0%

A small portion of the proceeds will be used to compensate or otherwise make payments to officers or directors of the issuer. In the event we do not raise a sufficient amount of funds in this offering, which in our opinion is no less than 50% of the total proceeds, we currently have no other significant initiatives in place to finance our growth and proposed expansion.

The above represents the Company’s best estimate of its allocation of net proceeds based upon its current business operations, business plans and current economic and business conditions. It is subject to reallocation among the categories listed above. The issuer reserves the right to change the use of proceeds.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2015:

●	on an actual basis, and

●	on a pro forma basis assuming 100% of the common stock offered is sold.

●	exclusive of the potential conversion of $296,000 in Convertible Note principal plus 10.0% annual interest into approximately 12,915,278 shares of common stock at the options of the holders.

You should read the information in this table along with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited Financial Statements and related notes contained therein and in this Offering Circular

December 31, 2015

(In thousands)

		(a)
	Actual	Pro Forma
Convertible Notes	$126,600	$296,600

Stockholders’ equity:
Series B Convertible preferred stock, par value $0.001, 5,000,000 shares authorized, issued and outstanding	5,000	5,000

Series C Preferred stock, par value $0.001, 5,000,000 shares authorized, issued and outstanding	5,000	5,000

Common stock, par value $0.001, 500,000,000 shares authorized, 282,707,748 shares issued and 281,530,717 outstanding March 31, 2016; 369,160,604 issued and 367,983,573 outstanding on a pro forma basis 2016	281,531	367,984

Additional paid in capital	3,917,420	19,476,967
Common stock issuable	51,000	-
Accumulated deficit	(4,595,284)	(4,595,284)
Total stockholders’ (deficit) equity	(335,333)	15,259,667
Total capitalization	$(208,733)	$15,556,667

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NOTE: AFTER REVIEW OF THE ABOVE, POTENTIAL INVESTORS SHOULD CONSIDER WHETHER OR NOT THE OFFERING PRICE FOR THE SECURITIES IS APPROPRIATE AT THE PRESENT STAGE OF THE COMPANY’S DEVELOPMENT.

IMPLICIT POST-OFFERING VALUE

If all shares of the common stock are sold, there would be 367,983,573 shares of common stock outstanding. At $0.20 per common share, this would be an implied market value of $73,596,715 ($0.20 x 367,983,573 shares = $73,596,715).

DILUTION

There are 281,530,717 shares of our common stock outstanding at December 31, 2015, 97,700,000 (33.7.0%) of which are owned by officers and directors.

The shares owned by officers and directors were acquired (a) in 2011 when the Company agreed to issue non-cash share–based compensation, valued at $0.008 per share, in settlement of all compensation due but deferred by such officers and directors during the years 2009, 2010 and 2011. The $692,000 expense reduced earnings in 2010 and 2011; and (b) in 2015 via a bonus award of restricted common stock at $0.015 per share. The $55,500 expense reduced earnings in 2015.

The weighted average price paid for the 183,830,717 outstanding shares of common stock owned by other (public) shareholders at December 31, 2015 was $0.018 per share.

After giving effect to the sale of 77,560,000 shares of common stock at $0.20 to other (public) shareholders in this offering, on an as converted basis the immediate dilution per share to purchasers in this offering is $0.144 and the immediate increase in value per share held by existing other (public) shareholders is $0.039.

PLAN OF DISTRIBUTION

This offering circular relates to 77,560,000 shares of our common stock offered by us, and 2,440,000 shares of our common stock offered by the selling stockholders. The shares being offered by us and by the selling stockholders will be sold at the fixed price of $0.20 per share. We intend to satisfy approximately 90.2% of the amount subscribed for on each subscription agreement received in this offering with shares offered by us and approximately 9.8% of such amount with shares offered by the selling stockholders, in proportion to the shares being offered by such selling stockholders in this offering. We have not retained any underwriters, brokers or placement agents in connection with the offering.

There is No Current Market for Our Shares of Common Stock

There is currently no market for our shares. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange. Our shares of common stock are quoted on the OTC Pink tier of the OTC Markets. The securities traded on the OTC Markets are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

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Even though our common stock is quoted on the OTC Markets, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Exchange Act impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a “penny stock.” A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market liquidity of the common stock and impede the sale of our common stock in the secondary market, assuming one develops.

The Offering will be Sold by Our Officers and Directors

We are offering up to a total of 77,560,000 shares of common stock, and the selling stockholders are offering up to 2,440,000 shares of common stock for resale. In our sole discretion, we have the right to terminate the offering at any time, even before all shares have been sold. There are no specific events which might trigger our decision to terminate the offering.

The common stock will be offered on a direct primary, self-underwritten basis (that is without the use of a broker-dealer) by the Company and our officers and directors (Messrs. Eng, Butterfield and Pivinski) during the offering period discussed below to a maximum number of 80,000,000. However, we reserve the right to engage a registered broker dealer to sell the securities on our behalf. We will begin sales of our common stock on the date that this Offering Circular is deemed qualified by the SEC through and including the sooner of (a) the sale of all of the shares offered are sold or (b) nine months after the date that this Offering is deemed qualified by the SEC, unless the offering is extended at our sole discretion (the “Offering Period”). Our Board of Directors shall be able, in its discretion, to terminate the offering at any time. Within the Offering Period, we may accept some or all of the subscriptions received as of the date received.

The minimum amount of common stock to be purchased by subscription agreement is $5,000 and only whole shares may be purchased. Subscriptions, once received and accepted, are irrevocable. Any subscription may be rejected by us in whole or in part, but no subscription may be revoked by the subscriber except as provided for in this Offering Circular. If a subscription is not accepted, the subscription amount will be returned without interest. We reserve the right to accept or reject your subscription in whole or in part. Our acceptance of your Subscription Agreement is effective when we countersign it for the number of shares of common stock we set forth next to our signature depending on the investment amount. If we accept your Subscription Agreement, we will provide you with a confirmation of your purchase. If we do not accept your subscription, your purchase payment will be returned to you, without interest, within 30 days of our non-acceptance.

We cannot assure you that all or any of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may sell only a nominal number of shares, in which case our ability to execute our business plan might be negatively impacted. We reserve the right to withdraw or cancel this Offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Certificates for shares purchased will be issued and distributed by our transfer agent promptly after a subscription is accepted and “good funds” are received in our account.

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We will sell the shares in this Offering through our officers and directors, who intend to offer them to friends, family members and business acquaintances using this offering circular and a subscription agreement as the only materials to offer potential investors. The officers and directors that offer shares on our behalf and on behalf of the selling stockholders may be deemed to be underwriters of this Offering within the meaning of Section 2(11) of the Securities Act. We reserve the right to use licensed broker/dealers and pay the brokers a cash commission of up to 10% of the proceeds raised by that broker. The officers and directors engaged in the sale of the securities will receive no commission from the sale of the shares nor will they register as broker-dealers pursuant to Section 15 of the Exchange Act in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the Offering of the issuer’s securities and not be deemed to be a broker-dealer. Each of Messrs. Eng, Butterfield and Pivinski satisfies the requirements of Rule 3a4-1 in that:

●	He is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act, at the time of his participation;

●	He is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

●	He is not, at the time of his participation, an associated person of a broker- dealer; and

●	He meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the Offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (C) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As long as we satisfy all of these conditions, we believe that we satisfy the requirements of Rule 3a4-1 of the Exchange Act.

As our officers and directors will sell the shares being offered pursuant to this Offering, Regulation M prohibits us and our officers and directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officers and directors from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this Offering has ended.

Deposit of Offering Proceeds

This is a direct primary, self-underwritten basis offering, so we are not required to sell any specific number or dollar amount of securities, but will use our best efforts to sell the securities offered. We have made no arrangements to place subscription funds in an escrow, trust or similar account, which means that all funds collected for subscriptions will be immediately available to us for use in the implementation of our business plan.

ERISA Considerations

Special considerations apply when contemplating the purchase of shares of our common stock on behalf of employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA, and entities who underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”). A person considering the purchase of our shares on behalf of a Plan is urged to consult with tax and ERISA counsel regarding the effect of such purchase and, further, to determine that such a purchase will not result in a prohibited transaction under ERISA, the Code or a violation of some other provision of ERISA, the Code or other applicable law. We will rely on such determination made by such persons, although no shares of our common stock will be sold to any Plans if management believes that such sale will result in a prohibited transaction under ERISA or the Code.

INVESTOR PERCENTAGE OWNERSHIP

If all shares of the common stock are sold in this Offering, after giving effect to sales by selling stockholders, and after giving maximum effect to the potential conversion of principal and interest to common shares by holders of our Convertible Notes at their option at August 14, 2016 there would be a maximum of 378,458,851 shares of common stock outstanding. Current shareholders would own 300,898,851 shares of the outstanding common stock (79.5%) and new investors in this offering would own 77,560,000 shares of the outstanding common stock (20.5%).

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PRINCIPAL AND SELLING STOCKHOLDERS

At August 14, 2016, we had 290,423,573 shares of our common stock outstanding, no shares of our Series A preferred stock outstanding, 5,000,000 shares of our Series B convertible preferred stock outstanding, and 5,000,000 shares of our Series C preferred stock outstanding. The following tables set forth information, as of December 31, 2015, regarding the beneficial ownership of our common stock and preferred stock by:

●	each of our named executive officers,

●	each of our directors,

●	all of our directors and executive officers as a group,

●	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock or preferred stock, and

●	all selling stockholders.

Information on beneficial ownership of securities is based upon a record list of our shareholders and we have determined beneficial ownership in accordance with the rules of the SEC. We believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. Based on the information provided to us by or on behalf of the selling stockholders, no selling stockholder is a broker-dealer or an affiliate of a broker-dealer.

The selling security holders may sell some or all of the securities offered by them, and there are currently no agreements, arrangements or understandings with respect to the sale of any of the securities. The table below assumes that the selling stockholders sell all of the shares offered for sale. Unless otherwise indicated, the business address of each person listed is in care of Greenbelt Resources Corporation, 3500 Dry Creek Road, Unit 6, Paso Robles, CA 93446.

Common Stock

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock Prior to Offering	Amount and Nature of Beneficial Ownership Acquirable	Percent of Shares of Common Stock Beneficially Owned Prior to Offering	No. of Shares of Common Stock Being Offered	No. of Shares Beneficially Owned After Offering	Percent of Shares Beneficially Owned After Offering
Named Executive Officers and Directors:
Darren Eng	36,500,000	-	12.7%	725,000	35,775,000	9.8%
Floyd S. Butterfield	52,500,000	5,000,000(1)	19.7%	725,000	56,775,000	15.5%
Joseph Pivinski (2)	3,700,000	-	1.3%	150,000	3,550,000	1.0%
Michael Nakamura (2)
All directors and executive officers as a group (4 persons)	92,700,000	5,000,000	33.7%	1,600,000	96,100,000	26.3%

Other 5% Holders:
I-Lenders LLC 5 N. Federal, Ste. 102 Mason City, IA 50401	38,764,708	-	13.5%	-	38,764,708	10.6%

Other Selling Stockholders:
Scott Pummill	1,333,333	-	0.5%	60,000	1,273,333	0.3%

Robert S. Spooner	4,450,000	-	1.6%	175,000	4,275,000	1.2%

Leslie Amb	2,500,000	-	0.9%	305,000	2,195,000	0.6%

Cliff Howlett	4,577,777	-	1.6%	300,000	4,277,777	1.2%

(1)	Represents shares of common stock issuable upon conversion of 5,000,000 shares of Series B convertible preferred stock.

(2)	Appointed to the Board of Directors on July 6, 2016.

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A total of 2,440,000 shares of our common stock are being offered for the account of all selling stockholders. This represents 0.9% of our outstanding shares as of August 14, 2016.

Series B Convertible Preferred Stock

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Darren Eng	-	-%
Floyd S. Butterfield	5,000,000(1)	100.0%
Joseph Pivinski	-	-
Michael Nakamura	-	-
All directors and executive officers as a group (4 persons)	5,000,000(1)	100.0%

(1)	Such shares are included in the Common Stock table above.

Series C Preferred Stock

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Darren Eng	1,250,000	25.0%
Floyd S. Butterfield	1,250,000	25.0%
Joseph Pivinski	1,250,000	25.0%
Michael Nakamura	1,250,000	25.0%
All directors and executive officers as a group (4 persons as of July 6, 2016).	5,000,000	100.0%

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THE OFFERING

We and current shareholders are offering and selling to potential investors a maximum of 80,000,000 shares of our common stock for a purchase price of $0.20 per share, 2,440,000 of which are being offered by current shareholders. Each share shall have a stated value of $0.001 per share. Dividends on common stock will be payable on a cumulative basis when, as and if declared by our Board of Directors, or an authorized committee of the Board of Directors.

The common stock will be offered on a direct primary, self-underwritten basis (that is without the use of a broker-dealer) by the Company and our Officers and Directors during the offering period discussed below to a maximum number of 80,000,000. However, we reserve the right to engage a registered broker dealer to sell the securities on our behalf. We will begin sales of our common stock on the date that this Offering Circular is deemed qualified by the SEC through and including the sooner of (a) the sale of all of the shares offered are sold or (b) nine months after the date that this Offering is deemed qualified by the SEC, unless the offering is extended at our sole discretion (the “Offering Period”). Our Board of Directors shall be able, in its discretion, to terminate the offering at any time. Within the Offering Period, we may accept some or all of the subscriptions received as of the date received.

The minimum amount of common stock to be purchased by subscription agreement is $5,000.00 and only whole shares may be purchased. Subscriptions, once received and accepted, are irrevocable. Any subscription may be rejected by us in whole or in part, but no subscription may be revoked by the subscriber except as provided for in this Offering Circular. If a subscription is not accepted, the subscription amount will be returned without interest. We reserve the right to accept or reject your subscription in whole or in part. Our acceptance of your Subscription Agreement is effective when we countersign it for the number of shares of common stock we set forth next to our signature depending on the investment amount. If we accept your Subscription Agreement, we will provide you with a confirmation of your purchase. If we do not accept your subscription, your purchase payment will be returned to you, without interest, within 30 days of our non-acceptance.

The Company intends to satisfy approximately 96.6% of the amount subscribed for on each subscription agreement received in this offering with shares offered by the Company and approximately 3.4% of such amount with shares offered by the selling stockholders, in proportion to the shares being offered by such selling stockholders in this offering.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following table sets forth information regarding our directors, executive officers and significant employees:

Name	Position	Age	Term of Office	Approximate Hours per Week for Part-time Employees
Darren Eng	Chief Executive Officer President Director	45	October 2009 October 2009 December 2008	N/A
Floyd S. Butterfield	Chief Technology Officer Treasurer Secretary Director	61	January 2010 October 2008 – Present November 2010 – Present April 2007 – Present	N/A
Joseph Pivinski	Chief Financial Officer Director	68	September 2014 – Present	25 (1)
Michael Nakamura	Director	51	July 6, 2016 – Present	N/A

(1)	Represents the approximate number of hours per week worked by Mr. Pivinski. Mr. Pivinski is not an employee of the Company, however.

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Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board of Directors and hold office until removed by the board. All officers and directors listed above will remain in office until the next annual meeting of our stockholders and until their successors have been duly elected and qualified. There are no arrangements or understandings between any person listed in the table above and any other person pursuant to which he was selected to his position. There is no family relationship between any directors and/or executive officers.

Our Board of Directors appoints officers annually and each executive officer serves at the discretion of our Board of Directors. We do not have any standing committees.

Darren Eng has served as Chief Executive Officer and President of Greenbelt since October 2009, and as a director since December 2008. Prior to his appointment to CEO, he served as Secretary for the Board from April 2009 to September 2009.

Mr. Eng has over 20 years of experience in executive leadership roles and entrepreneurial endeavors. As founder and President of The Sponsorship Group, he has been titled Executive Director or Senior Vice President of a number of professional organizations operated and managed by The Sponsorship Group. Past senior management positions include Operational Director of Los Angeles Venture Association and Executive Vice President of the Digital Evolution Center. Prior to leading various startup companies and organizations throughout Southern California, Mr. Eng worked for nearly a decade in the environmental industry. From 1994 to 1998, he led teams of scientists and engineers at AECOM (formerly ENSR) as a project and team manager and served as a Level III associate scientist. His work included regulatory compliance and liability assessments of Southern Natural Gas facilities and other large bank-financed industrial properties in the eastern U.S. from Maine to Louisiana.

Mr. Eng earned a Bachelor of Science degree in biology (environmental tract) from Yale University in New Haven, Connecticut. Mr. Eng is Chairperson of the GreenLAVA SIG for LAVA.org. He is also a current member of the Metropolitan Water District (MWD) Technology Review (TRiF) Panel, the Men’s Guild for Children’s Hospital Los Angeles and the Yale Science and Engineering Association.

Joe Pivinski has served as our Chief Financial Officer since September 2013, and as our interim Chief Financial Officer from July 2012 to August 2013. Mr. Pivinski was founder and CEO of Business Advisory Services, a company providing financial advisory services, from August 2011 to March 2014. He also served as Chief Financial Officer for Brace Shop, an online internet business to consumer medical device retailer, from January 2014 to May 2014, and as Director of Finance and Human Resources for JKG Group, a marketing communications company, from December 2012 to July 2013. In addition, he served as Executive Vice President and Chief Financial Officer for NV 5, Inc., a professional services firm providing infrastructure testing and compliance and civil engineering services to multiple business sectors, from October 2010 to July 2011, and as a Principal of Alda & Associates Int’l., Inc., a financial consulting company providing services to small and medium sized public companies. Since April 2014, Mr. Pivinski has served as Principal of Nperspective, LLC, through which he provides interim and part-time C-level financial consulting to public and private small and medium-sized companies.

He possesses broad financial management expertise and exposure to a diverse range of industry sectors over a 35+ year career, including consulting, real estate, construction, manufacturing and staffing and engineering services. He has served in leadership positions in public companies as Senior Vice President and CFO of Consolidated Water Co., Ltd., Vice President - Finance and CFO of Oriole Homes Corp. and CFO of the U.S. subsidiary of Adecco, S.A.

In addition, Mr. Pivinski has held C-level and board positions with other public and private organizations, from development stage to $1.0 billion in revenues, often with direct responsibility for multiple business functions, including human resources, facilities, investor relations and information technology. He has significant experience in regulatory reporting and compliance and accomplishments with international and U.S. capital market transactions and acquisition integration.

Mr. Pivinski holds an MBA – Finance from Fordham University and is a CPA. He is a member of Financial Executives International and the National Association of Corporate Directors in Florida.

Floyd S. Butterfield has served as the Company’s Chief Technology Officer since January 2010. In addition, he has served as our Secretary since November 2010, Treasurer since October 2008 and as a director since April 2007.

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Mr. Butterfield has over 25+ years of experience in the biofuel industry and is the designer of the Butterfield Closed Cycle System™ ethanol plant. With his significant experience in ethanol production from a wide variety of conventional and alternative feedstock’s and resource inputs, Mr. Butterfield’s innovative approach to alternative fuel production earned him the top award from the California Department of Food & Agriculture and the California Waste Management’s Fuel Alcohol Plant Design Competition in the early 1980’s.

Previously, he founded FSB Energy, a provider of design, construction and operational consulting services to the biofuel and geothermal industries. Mr. Butterfield also founded and served as COO of Curbside Container Company, where he developed six patents related to recycling containers. He also serves as CEO of FSB Farming, founded in 1983, a diversified farming operation and grower of carrots, spinach and tomatoes for large packing operations.

Mr. Butterfield holds a Bachelor of Arts degree in geophysics from Occidental College and attended the Colorado School of Mines Geophysics master’s degree program.

Michael Nakamura

Michael Nakamura has been leading and advising multiple businesses over the last decade. He currently owns and operates DOCNAK Inc., which includes Docnak Financial and Insurance Services, Docnak Photography, Distributors Plus, Lihue Fishing Supply, New York Snow, Xelnt Corp and AMCO Mechanical.

Mr. Nakamura also has 33 years of accomplishments in corporate and entrepreneurial organizations in several different industry sectors. His senior management positions have included Management Consultant at Deloitte, Systems Engineer at IBM and Project Manager at Kaiser Permanente.

Michael possesses expertise in multiple disciplines, including enterprise sales, complex large scale project management, process and methodology improvement, change management and enterprise technology and supply chain integration. A key to his success has been a keen appreciation of the relationships between people, processes and technology. He is the co-author of the Enterprise Technology Operational Readiness (“ETOR”) methodology, an analytical project management tool which he has effectively used to build and improve organizations, including several Fortune 500 companies.

Mr. Nakamura is a graduate of the University of the Pacific, California.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

During the fiscal year ended December 31, 2015, the following compensation was paid to the three individuals listed below.

Name	Capacities in which Compensation Was Received	Cash Compensation ($)	Other Compensation ($)	Total Compensation($)
Darren Eng	Chief Executive Officer and President	$120,000	$24,000(2)	$144,000
Floyd S. Butterfield	Chief Technology Officer, Treasurer and Secretary	$120,000	$24,000(2)	$144,000
Joseph Pivinski	Chief Financial Officer	$31,580	$55,500(1)	$87,080

(1)	Bonus award of 3.7 million shares of restricted common stock valued at $0.015 per share

(2)	Company paid health and life insurance

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Except as set forth above, the Company does not currently pay any cash fees to any directors or employees of the Company. We can, but have not, compensated our Directors for service on our Board of Directors or any committee thereof, or reimbursed directors for expenses incurred for attendance at meetings of our Board of Directors and/or any committee of our Board of Directors. Our Board of Directors may in the future determine to pay Directors’ fees and reimburse Directors for expenses related to their activities.

The Company has not issued any stock options to any current or past employees, consultants or directors and has no intention of doing so in the near future.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

An executive officer and director, Floyd S. Butterfield, is also an officer, director, cofounder and over 10% owner in a company that provides certain components of Greenbelt’s system. During the period January 1, 2013 through December 31, 2015, Greenbelt paid approximately $270,000 to this company to incorporate these components into revenue producing products and its research and development facility. At December 31, 2014, the commitment was fully paid and, under the terms of the agreement, Greenbelt will be provided with these same components for its next system at no cost. The Company did not make any such payments in 2016.

Pursuant to the terms of an occupancy agreement dated September 4, 2013 by and between the Company and Buena Vista Ranch, LLC (“Buena Vista”), of which Mr. Butterfield is the owner, the Company leases space from Buena Vista for manufacturing and assembly. The lease had a term of 36 months but was terminated on December 31, 2014. The Company paid $2,000 per month pursuant to the terms of the agreement. During the period from January 1, 2014 through December 31, 2014, the Company paid Buena Vista $24,000.

DESCRIPTION OF SECURITIES

General

We were incorporated in Nevada on March 12, 2001. On April 24, 2014, we amended our Articles of Incorporation such that we have authorized 500,000,000 shares of common stock, $0.001 par value per share.

As of the date of this Offering Circular, before giving effect to re-sales by stockholders, we have outstanding 290,423,573 shares of common stock, 5,000,000 shares of Series B Convertible Preferred Stock and 5,000,000 shares of Series C Preferred Stock.

The transfer agent and registrar for our common stock is Pacific Stock Transfer Company.

Common Stock

The Company is authorized to issue 500,000,000 shares of common stock, par value $0.001 per share. The holders of the Company’s common stock are entitled to one vote for each share held of record on all matters submitted for a vote of stockholders. Holders of common stock have no pre-emptive rights and no right to convert stock into any other security. The Company’s officers and directors own approximately 33.7% of the shares of outstanding common stock. Holders of the Company’s common stock do not have cumulative voting rights. There are no conversion rights or sinking-fund provisions for or applicable to our common stock. There is no preference as to dividends or interest, and no preference upon liquidation.

Dividends

The Company has never declared or paid any cash dividends on its common stock or preferred stock and currently intends to retain any future earnings to finance the expansion of its business. As a result, the Company does not anticipate paying any cash dividends on its common stock in the foreseeable future.

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LITIGATION

Although we may become subject to litigation or other legal proceedings from time to time in the ordinary course of our business, we are not a party to any pending legal proceedings and are not aware of any material threatened legal proceeding.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

The following discussion of our financial condition and results of operations should be read in conjunction with the unaudited consolidated financial statements, including notes thereto, for the years ended December 31, 2015, 2014 and 2013, which are included herein.

Overview

The Company was organized in 2001 under the laws of the State of Nevada as “Originally New York, Inc.” The Company’s headquarters are located in Paso Robles, California. The Company’s business model is to design, develop, construct and implement technology focused on delivering small, commercial scale, end-to-end modular solutions that enable localized processing of locally available resources into sellable products. The Company’s technology makes the production of advanced biofuel and other products reliable, practical, and efficient through the deployment of a network of innovative, cost effective, sustainable energy production systems.

Results of Operations

Two Years Ended December 31, 2014

As an early stage operating company with its current business model, from approximately the last quarter of 2012 through December 31, 2014 (29 months), we sold and delivered two of our bio-waste to ethanol systems.

As the design and construction of both these projects required significant time and were accounted for on the percentage of completion method of accounting to construction contracts, our opinion is that the format of the discussion presented here best allows the reader to understand and evaluate our results of operations, financial condition and cash flows.

The two projects resulted in cumulative net revenue of $2,280,644 and the associated gross profit was $104,532, representing a 4.6% gross profit margin.

Cumulative selling, general & administrative expense was $804,869. I addition there was a one time non cash write-off of Goodwill of $248,906.

As a result, our cumulative net loss after taxes was ($949,243). The loss directly attributable to operations, however, was ($863, 277).

Year Ended December 31, 2015

Net revenue was $177,559 and our Gross loss was ($42,276).

Selling, general & administrative expense was ($452,904), the substantial portion of which were compensation related.

As a result, our net loss after taxes was ($495,180).

The cumulative net loss above, when combined with prior year net losses, also results in a benefit to the Company in the form of a federal net tax loss carry forward available to offset tax liabilities resulting from future net profits, if any, of approximately $3.6 million.

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The primary reason for the cumulative loss was a substantial shortfall in a budgeted expected gross profit margin of 42%. The shortfall was the result of several factors, including:

●	managing a technical learning curve with a new, innovative technology which delayed commitments for work to vendors; and,

●	significant undercapitalization which required the Company to delay/stretch key vendor payments and delays in vendor performance, which resulted in,

●	an extension of the cycle time expected to build out the projects and a resultant delay in planned customer milestone payments, which further exacerbated cash flow requirements, and,

●	required more senior management time be devoted to project completion rather than sales and marketing efforts benefiting the future of the Company.

In summary, we experienced a vicious cycle of growing pains as an undercapitalized organization, all of which we believe are now behind us but contributed to the current lack of a backlog of system sales.

Liquidity & Cash Flow

Our cumulative negative cash flow for the 27 months ended December 31, 2015 was $4,526.

Cash flow from operations was negative so operations were effectively financed by the issuance of common stock to investors as well as to vendors for certain services in the approximate amount of $870,000 and the sale of 10% Convertible Notes for $112,500.

Current and Future Financing Needs

Primarily due to a prior accumulated net loss of ($2,900,000) incurred before the inception of the current business model (and appointment of the current management team), we have a stockholders’ deficit of ($335,333) at December, 2015. Management recognizes the Company’s need for capital is paramount to its future success and requires obtaining the funds being raised in this Offering. Management believes that this is the primary key to achieving success. The actual number of funds we will need to operate is subject to many factors, some of which are beyond our control.

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Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. As shown in the accompanying financial statements, we have incurred a net loss of $495,180 and used $333,547 of cash in our operating activities during the year ended December 31, 2015. As of December 31, 2015, a stockholders’ deficit of $335,333 and negative working capital of $348,460. The Company’s ability to continue as a going concern is contingent on securing additional debt or equity financing from outside investors. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

Management plans to continue to implement its business plan and to fund operations by raising additional capital through the issuance of debt and equity securities. The Company’s existence is dependent upon management's ability to implement its business plan and/or obtain additional funding. There can be no assurance that the Company’s financing efforts will result in profitable operations or the resolution of the Company's liquidity problems. Even if the Company is able to obtain additional financing, it may include undue restrictions on our operations in the case of debt, or cause substantial dilution for our stockholders in the case of equity financing.

Facilities Investment

The Company owns an operational waste-to-ethanol system used for research & development and revenue producing purposes, the book basis of which is reflected on the Balance Sheet as $ -0- at December 31, 2015 as the substantial majority of the costs incurred were expensed over prior several years.

Since the initial development year, the total investment in this plant is approximately $1.0 million, all of which has been expensed.

Off-Balance Sheet Arrangements

We do not have any unconsolidated special purpose entities and we do not have significant exposure to any off-balance sheet arrangements.

We do, however, have an unused source of liquidity in the form of a favorable third party arrangement with a supplier which requires delivery of a significant component part of our next system at no cost, contingent upon the sale of the next system.

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Greenbelt Resources Corporation

Consolidated Financial Statements

F-1

INDEPENDENT AUDITOR’S REPORT

To the Stockholders

Greenbelt Resources Corporation

Paso Robles, CA

Report on the Financial Statements

We have audited the accompanying financial statements of Greenbelt Resources Corporation and Subsidiary which comprises the balance sheets as of December 31, 2015 and 2014, and the related statements of operations, changes in stockholders’ deficiency, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.

F-2

Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Greenbelt Resources Corporation as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has experienced recurring operating losses and negative operating cash flows, and has a stockholders’ deficit as of December 31, 2015. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Weinberg & Company, P.A.

Los Angeles, California

August 18, 2016

F-3

GREENBELT RESOURCES CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31, 2015	December 31, 2014

ASSETS
Current assets
Cash	$35,801	$19,317
Accounts receivable	110,180	121,285
Advances and prepaid expenses	21,000	21,000
Total current assets	166,981	161,602

Property, plant & equipment, net	13,127	16,876

Total assets	$180,108	$178,478

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

Current liabilities
Convertible notes	$126,600	$36,600
Accounts payable	265,454	217,752
Accrued expenses	123,387	196,334
Total current liabilities	515,441	450,686

Commitments and contingencies	-	-

Stockholders’ equity (deficiency)
Series B Convertible preferred stock, par value $0.001, 5,000,000 shares authorized, issued and outstanding	5,000	5,000

Series C Preferred stock, par value $0.001, 5,000,000 shares authorized, issued and outstanding	5,000	5,000

Common stock, par value $0.001, 500,000,000 shares authorized, 251,501,096 shares issued and 250,324,065 outstanding 2014, 282,707,748 shares issued and 281,530,717 outstanding 2015	281,531	250,324
Additional paid in capital	3,917,420	3,567,572

Common stock issuable	51,000	-
Accumulated deficit	(4,595,284)	$(4,100,104)
Total stockholders’ deficiency	(335,333)	(272,208)
Total liabilities & stockholders’ deficiency	$180,108	$178,478

See accompanying notes to consolidated financial statements.

F-4

GREENBELT RESOURCES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended	Year ended
	December 31, 2015	December 31, 2014

NET REVENUES	$177,559	$464,795

Cost of revenues earned	219,835	806,331
Gross profit (loss)	(42,276)	(341,536)

EXPENSES
Selling, general and administrative
Compensation	245,668	125,582
Other	174,052	152,171
Research and development	-	80,318
Depreciation	15,428	53,711
Interest	17,756	-
Total expenses	452,904	411, 782

NET (LOSS)	$(495,180)	$(753,318)

NET (LOSS) PER SHARE – BASIC AND FULLY DILUTED	*	*

Number of Common Shares Outstanding, basic and fully diluted	281,530,717	250,324,065

* less than ($0.01) per share

See accompanying notes to consolidated financial statements.

F-5

GREENBELT RESOURCES CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended	Year ended
	December 31, 2015	December 31, 2014
OPERATING ACTIVITIES

Net loss	$(495,180)	$(753,318)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	15,428	53,711

Common stock issued for services	135,292	81,500

Changes in operating assets and liabilities
Accounts receivable	11,105	42,650
Advances and prepaid expenses	-	34,750
Accounts payable	47,702	107,850
Accrued expenses, including interest	2,053	26,134
Billings in excess of costs and estimated earnings on uncompleted contracts	-	(89,200)
NET CASH USED IN OPERATING ACTIVITIES	(333,547)	(495,923)

INVESTING ACTIVITIES
Purchase of equipment	(11,679)	(17,448)
NET CASH USED IN INVESTING ACTIVITIES	(11,679)	(17,448)

FINANCING ACTIVITIES
Convertible notes	90,000	22,500
Common stock issued for stock subscriptions	220,710	464,861

Proceeds from common stock issuable	51,000	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	361,710	487,361
NET INCREASE IN CASH AND CASH EQUIVALENTS	16,484	(26,010)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	$19,317	45,327
CASH AND CASH EQUIVALENTS - END OF PERIOD	$35,801	$19,317
Non Cash Investing and Financing Activities
Issuance of common stock for services previously recorded as accrued expenses	$75,000	$-

See accompanying notes to consolidated financial statements.

F-6

GREENBELT RESOURCES CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIENCY

								Total
	Preferred Stock		Common Stock		Paid-In	Stock	Accumulated	Stockholders
	Shares	Amount	Shares	Amount	Capital	Subscriptions	(Deficit)	Deficiency

Balance – January 1, 2014	10,000,000	$10,000	219,065,150	$219,065	$3,052,470	$-	$(3,346,786)	$(65,251)
Common stock issued for stock subscriptions			25,825,582	25,826	439,035			464,861
Common stock issued for services			4,933,333	4,933	69,067			74,000
Common Stock issued as compensation to officer			500,000	500	7,000			7,500
Net loss							(753,318)	(753,318)
BALANCE - January 1, 2015	10,000,000	$10,000	250,324,065	$250,324	$3,567,572	$-	$(4,100,104)	$(272,208)
Common stock issued for stock subscriptions			9,634,682	9,635	211,075			220,710
Common stock issued for services			21,571,970	21,572	138,773			160,345
Common stock issuable						51,000		51,000
Net loss							(495,180)	(495,180)
BALANCE - December 31, 2015	10,000,000	$10,000	281,530,717	$281,531	$3,917,420	$51,000	$(4,595,284)	$(335,333)

See accompanying notes to consolidated financial statements

F-7

Greenbelt Resources Corporation

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014

Note 1. Nature of Operations and Going Concern

Greenbelt Resources Corporation (the “Company” or “Greenbelt”) was organized in 2001 under the laws of the State of Nevada as “Originally New York, Inc.” The Company’s headquarters are located in Paso Robles, California.

The Company’s business model is to design, develop, construct and implement technology that makes the production of advanced biofuel reliable, practical, and efficient through the deployment of a network of innovative, cost effective, sustainable energy production systems. The Company is focused on delivering modular solutions designed for localized processing of locally available resources into sellable products.

The Company sells its products and services to third parties as well as establishing projects for self-deployment of its technology to address needs for local waste recycling and local energy.

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. As shown in the accompanying financial statements, we have incurred a net loss of $495,180 and used $333,547 of cash in our operating activities during the year ended December 31, 2015. As of December 31, 2015, a stockholders' deficit of $335,333 and negative working capital of $348,460. The Company's ability to continue as a going concern is contingent on securing additional debt or equity financing from outside investors. These matters raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

Management plans to continue to implement its business plan and to fund operations by raising additional capital through the issuance of debt and equity securities. The Company's existence is dependent upon management's ability to implement its business plan and/or obtain additional funding. There can be no assurance that the Company's financing efforts will result in profitable operations or the resolution of the Company's liquidity problems. Even if the Company is able to obtain additional financing, it may include undue restrictions on our operations in the case of debt, or cause substantial dilution for our stockholders in the case of equity financing.

Note 2. Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements as of and for the periods ended December 31, 2015 and 2014 include the accounts of Greenbelt Resources Corporation and its wholly-owned subsidiary Diversified Ethanol Corporation. All inter-company accounts and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Such estimates and assumptions impact, among others, the valuation and potential impairment associated with intangible assets, revenue recognition and estimates pertaining to the valuation allowance for deferred tax assets.

These estimates require management to exercise significant judgment and it is reasonably possible that conditions or circumstances considered in formulating an estimate could change. Accordingly, actual results could differ from estimates.

F-8

Property, Plant and Equipment

Property consisting of office furnishings, the Company’s ethanol facility and related property and equipment is stated at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over an estimated useful life of 5 years .

Management assesses the carrying value of property and equipment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. If there is indication of impairment, management prepares an estimate of future cash flows expected to result from the use of the asset and its eventual disposition. If these cash flows are less than the carrying amount of the asset, an impairment loss is recognized to write down the asset to its estimated fair value. As of December 31, 2015, there were no indications of impairment based on management’s assessment of these assets.

Revenue and Cost Recognition

Revenue from long-term contracts is recognized on the percentage-of-completion method, measured by the percentage of costs incurred to date to estimated total costs for each contract. This method is used because management considers total costs to be the best available measure of progress on these contracts. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term.

Contract costs include all direct materials, labor and indirect costs (such as: contract labor, tools and equipment rentals) related to contract performance. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

Changes in estimated profitability resulting from performance, conditions, contract penalty provisions, claims, change orders and settlements are accounted for as changes in estimates in the current period.

The asset “Costs and estimated earnings in excess of billings on uncompleted contracts” represents revenue recognized in excess of amounts billed. The liability “Billings in excess of costs and estimated earnings on uncompleted contracts” represents billings in excess of revenue recognized.

Revenue from contract manufacturing and feedstock testing services is recognized when: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred and services have been rendered, (iii) the price to the buyer is fixed or determinable, and (iv) collectability is reasonably assured.

Net Loss per Share

Net loss per share is computed by dividing the net loss attributable to the Company that is available to common stockholders by the weighted average number of common shares outstanding. Diluted earnings (loss) per share gives effect to all potentially dilutive instruments which affect common stock, including stock warrants, convertible debt and convertible preferred stock, using the if converted method. Diluted earnings per shares excludes all dilutive potential shares of common stock if their effect is anti-dilutive.

There were no potentially-dilutive securities as of December 31, 2015 and 2014.

F-9

Income Taxes

Income taxes are accounted for under the asset and liability method.

We recognize a liability or asset for the deferred tax consequences of temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements. These temporary differences will result in taxable or deductible amounts in future years when reported amounts of the assets or liabilities are recovered or settled.

Assessing whether our deferred tax asset is realizable requires significant judgment. The ultimate realization of the deferred tax asset is dependent upon future taxable income.

We are also required to recognize the financial statement effect of an uncertain tax position only if it is more likely than not that the tax position will be sustained upon examination by the taxing authorities, based on the technical merits of the position.

There were no unrecognized tax benefits for the periods ended December 31, 2015 and December 31, 2014, respectively.

F-10

Share- Based Payment Arrangements

Generally, all forms of share-based payments, including stock option grants, warrants and stock grants are measured at fair value on the awards’ grant date, based on estimated number of awards that are ultimately expected to vest. Share-based compensation issued for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payments, whichever is more readily determinable. Expense is recognized over the period the payment is earned.

All share-based payments made to date have vested upon issuance.

Fair Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability.

The fair value of financial assets and liabilities can be determined based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value, as follows:

Level 1 – Observable inputs that reflect quoted market prices in active markets for identical assets or liabilities.

Level 2 – Inputs, reflecting quoted prices for identical assets or liabilities in markets that are not active, that are observable for the assets or liabilities or through corroboration with observable market data.

Level 3 – Unobservable inputs reflecting only the Company’s assumptions incorporated in valuation techniques used to determine fair value.

The carrying amount of the Company’s financial assets and liabilities, such as cash and cash equivalents, inventory, prepaid expenses, and accounts payable and accrued expenses approximate their fair value due to their short term nature. The carrying values of financing obligations approximate their fair values due to the fact that the interest rates on these obligations are based on prevailing market interest rates.

Research and Development

Company sponsored research and development expenses that do not consist of component parts which have a future alternative use are expensed as incurred.

For the year ended December 31, 2014, research and development expense was $80,318.

Advertising

The Company’s policy is to expense advertising costs as incurred. Advertising expense for the periods ended December 31, 2015 and 2014 was $ -0- and $5,503, respectively.

Concentrations

During the year ended December 31, 2015, the Company had two customers who accounted for 51% and 44% of its revenue, respectively. No other customer accounted for more than 10% of revenue during the year ended December 31, 2015. As of December 31, 2015, the Company had accounts receivable due from two customers which represented 74% and 26% of its total accounts receivable. There was no other customer accounted for 10% of the Company’s accounts receivable balance as of December 31, 2015.

During the year ended December 31, 2014, the Company had a customer who accounted for approximately 98% of revenue. No other customer accounted for more than 10% of revenue during the year ended December 31, 2014. As of December 31, 2014, the Company had accounts receivable due from one customer which represented 92% of its accounts receivable. There was no other customer accounted for 10% of the Company’s accounts receivable balance as of December 31, 2014.

The Company sells its products in the United States and internationally. The Company’s total international revenue for the years ended December 31, 2015 and 2014 were approximately $0 and $465,000, respectively.

Note 3. Property, Plant and Equipment

Property, plant and equipment consist of the following:

	December 31,
	2015	2014
Resource-to-Ethanol plant	$204 527	$192,848
Equipment, furniture & fixtures	3,000	3,000
Less accumulated depreciation	(194,400)	(178,972)
	$13,127	$16,876

The Company’s resource-to-ethanol plant is deemed to have an alternative future use and the physical component parts of the plant are capitalized and were depreciated over 5 years.

All other research and development costs associated with the design and construction of this plant have been expensed.

Note 4. Convertible Notes

On July 30, 2012, the Company issued $30,000 in interest bearing convertible notes which may be repaid in cash or shares of common stock at the option of the Company. The note is unsecured, with an interest rate of 10%, is due within one year and is convertible into the Company’s common stock at $0.018 per share. At December 31, 2015 and 2014, $14,100 of the note was outstanding.

During the year ended December 31, 2014, the Company issued two promissory notes in the aggregate amount of $22,500. The notes have an interest rate of 10.0%, are due within one year and are convertible into the Company’s common stock at $0.018 per share.

F-11

At December 31, 2015 and 2014, $22,500 of the note was outstanding.

During the year ended December 31, 2015, the Company issued three promissory notes in the aggregate amount of $90,000. The notes are unsecured, have an interest rate of 10.0%, are due within one year and are convertible into the Company’s common stock at prices ranging from $0.02 to $0.03 per share. At December 31, 2015 and 2014, $90,000 of these notes are outstanding.

Note 5. Stockholders’ Equity

Common Stock

The Company is authorized to issue 500,000,000 shares of common stock, par value $0.001 per share.

The holders of the Company’s common stock are entitled to one vote for each share held of record on all matters submitted for a vote of stockholders. Holders of common stock have no pre-emptive rights and no right to convert stock into any other security.

The Company’s officers and directors currently own approximately 34.4% of the shares of outstanding common stock.

Common shares issued during year ended December 31, 2015

During the year ended December 31, 2015, the Company sold 9,634,682 shares of its common stock at an average price of $0.025 per share for net proceeds of $220,710.

During the year ended December 31, 2015, the Company sold 1,821,429 shares of its common stock at an average price of $0.028 per share for net proceeds of $51,000. As of December 31, 2015 the shares had not yet been issued and are reflected as commons stock issuable.

During the year ended December 31, 2015, the Company issued 21,571,970 shares of its common stock for services valued at $130,500. The shares were valued based on the fair value of the services received, which approximated the price of common shares sold for cash during the period.

Common shares issued during year ended December 31, 2014

During the year ended December 31, 2014, the Company sold 25,825,582 shares of its common stock at an average price of $0.018 per share for net proceeds of $464,861.

During the year ended December 31, 2014, the Company issued 4,933,333 shares of its common stock for services valued at $74,000. The shares were valued based on the fair value of the services received, which approximated the price of common shares sold for cash during the period.

During the year ended December 31, 2014, the Company issued 500,000 shares of its common stock for services valued at $7,500 to an officer. The shares were valued based on the fair value of the services received, which approximated the price of common shares sold for cash during the period.

Preferred Stock

Series A Preferred Stock

No Series A Preferred Stock has been authorized.

Series B Convertible Preferred Stock

As of December 31, 2015, 5,000,000 shares of Series B Convertible Preferred Stock, par value $0.001, were issued and outstanding and held in a Voting Trust, the sole Trustee of which is an officer and director of the Company. Series B Convertible Preferred Stock can only be issued to Company directors.

Each share of Series B Convertible Preferred Stock is entitled to one vote per share at the time of each vote and ordinary dividends only if declared simultaneously with dividends on common shares.

Each share of Series B Convertible Preferred Stock can be converted into one (1) share of Common Stock.

The Series B Convertible Preferred Stock is non-cumulative, has no liquidation value, no put option and is redeemable only by the Company.

Series C Preferred Stock

As of December 31, 2015, 5,000,000 shares of Series C Preferred Stock, par value $0.001 per share, were issued and outstanding and held by officers and directors of the Company.

The Series C shares divide voting rights equally among the Board of Directors at the time of each vote and have either (a) a 100-to-1 voting right as a group or (b) have a 51% voting right in the event 100-to-1 is no longer a majority vote.

The Series C Preferred Stock is entitled to ordinary dividends only if declared simultaneously with dividends on common shares.

The Series C Preferred Stock is non-convertible, non-cumulative, has no liquidation value, no put option and is redeemable only by the Company.

F-12

Note 6. Related Party Transactions

A company in which an officer and director is a cofounder and 10%+ owner provides certain components of Greenbelt’s systems. During the period January 1, 2012 through December 31, 2014 Greenbelt committed to pay approximately $270,000 to this company to incorporate these components into revenue producing products and its research and development facility.

During 2014, the Company paid $24,000 to this Company. At December 31, 2015, the commitment was fully paid and under the terms of the agreement, Greenbelt will be provided with these same components for its next system at no cost .

The Company leases space for manufacturing and assembly from an officer and director. The estimated payments for the lease year cannot exceed $9,600 (Note 8).

In July, 2015, the Company issued non-cash share - based compensation in the form of 3.7 million shares of common stock, valued at $55,000 ($0.015 per share) to an officer of the corporation as a performance bonus.

During the year ended December 31, 2014, the Company issued 500,000 shares of its common stock for services valued at $7,500 to an officer.

Note 7. Income Taxes

The Company has net operating loss carry forwards of approximately $3,580,000 at December 31, 2015 and research and development credit carry forwards of approximately $120,000, expiring in various periods through 2029. Utilization of the net operating loss carry forwards are and may be limited in the future in the event of ownership changes.

The valuation allowance at December 31, 2015 was approximately $1,591,833. The increase in the valuation allowance during the year ended December 31, 2015 was approximately $168,400.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon future taxable income.

Management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balance to warrant the application of a full (100%) valuation allowance as of December 31, 2015.

There was no income tax expense for the periods ended December 31, 2015 and 2014.

F-13

Components of the net deferred tax asset, including a valuation allowance, is approximately as follows:

	Deferred Tax Assets	Valuation Allowance	Balance
Deferred tax assets as of December 31, 2014	$1,423,433	$(1,423,433)	$0
Additions / Reductions	168,400	(168,400)	$0
Deferred tax assets as of December 31, 2015	$1,591,833	$(1,591,833)

The following is a reconciliation of Federal income tax expense for:

	December 31,
	2015	2014
Expected income tax benefit at Federal statutory tax rate of 34%	$168,400	$260,000
Permanent differences
Valuation allowance	(168,400)	(260,000)
Actual income tax (benefit)	$-	$-

The tax effects of temporary differences which were computed at a Federal statutory rate of 34% that give rise to deferred tax asset as of December 31, 2015 and December 31, 2014 were as follows:

	December 31,
	2015	2014
Net operating loss carry forwards	$168,400	$260,000
Less: valuation allowance	(168,400)	(260,000)
Net deferred tax assets recorded	$-	$-

Note 8. Commitments and Contingencies

Employment Agreements

The Company has annual renewable employment agreements with two executive officers. These agreements provide for minimum salary levels, bonus compensation, change of control and other provisions typical of such agreements.

Performance Bond

In 2011, the Company entered into an agreement to issue 20.0 million shares of common stock at $0.005 per share, as consideration for a commitment to guarantee a Performance Bond related to one of the Company’s projects. The agreement also contained other contingent terms and conditions.

As of December 31, 2015, 15.0 million of these shares valued at $75,000 were issued and 5.0 million of these shares valued at $25,000 were not issued and is included in accrued expenses. These shares are expected to be issued in the first quarter of 2016. (UPDATE)

Purchase Agreement – Contingent Asset

In 2013 the Company entered into a commitment to pay a supplier in which an officer and director is cofounder and 10%+ owner. The supplier is obligated to deliver component parts of the Company’s next ethanol plant when construction commences.

F-14

Leases

The Company is obligated under an operating lease agreement for a 4,800 square foot manufacturing and assembly facility. The lease commenced September 4, 2013 and can expire either three (3) months from the date of written notice of termination by either party or thirty six (36) months, whichever comes earlier. The facility is used to assemble and test products prior to delivery to customers.

The Company is obligated under an operating lease agreement for 3,500 square foot premises which contains the Company’s own biomass/feedstock to ethanol system. The lease term is month to month with no penalty for termination.

Rent expense for the periods ended December 31, 2015 and 2014 was $40,098 and $53,048, respectively.

At December 31, 2015, minimum future rental commitments are approximately $34,000.

Note 9. Subsequent Events

The Company has evaluated subsequent events occurring between year-end, December 31, 2015 and August 15, 2016, which is the date the financial statements were issued.

Commitments for Common Stock

The company entered into several agreements with investors subsequent to December 31, 2015 to issue approximately 1.0 million shares of its common stock at $0.028 per share.

On June 15, 2016 the Company sold $170,000 of its 10% convertible notes

F-15

PART III – EXHIBITS

Exhibit No.	Description of Document

2(a)**	Amended and Restated Articles of Incorporation

2(b)*	Bylaws (incorporated by reference to Exhibit 2.2 of the Form 1-A filed by Greenbelt Resources Corporation on May 14, 2015)

4(a)	Form of Subscription Agreement

6(a)	Executive Employment Agreement dated as of October 1, 2014 by and between Floyd Butterfield and Greenbelt Resources Corporation.

6(b)	Executive Employment Agreement dated as of October 1, 2014 by and between Darren B. Eng and Greenbelt Resources Corporation

6(c)	University of Florida Cellolosic Ethanol Pilot Plant Contract.

6(d)**	Standard Ethanol Pty Ltd. contract

6(e)**	Promissory note dated July 30, 2012 in favor of I-Lenders.

6(f)**	Promissory note dated June 3, 2014 in favor of James H. Avery & Lynn M. Avery TTEES James H. Avery and Lynn M. Avery Liv Trust U/A DTD 08/25/2004.

6(g)**	Promissory note dated May 15, 2014 in favor of Mark Stratton.

11(a)	Consent of Legal & Compliance, LLC (included in Exhibit 12(a))

12(a)	Opinion of Legal & Compliance, LLC

13(a)	CEO letter dated June 10, 2015.

* Filed previously.

** To be filed by amendment.

32

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paso Robles, State of California, on August 19, 2016.

GREENBELT RESOURCES CORPORATION

By:	/s/ Darren Eng
Darren Eng
President and Chief Executive Officer

This Offering Circular has been signed by the following persons in the capacities indicated on August 19, 2016.

Name	Title

/s/ Darren Eng	President, Chief Executive Officer and Director
Darren Eng

/s/ Floyd S. Butterfield	Chief Technology Officer, Treasurer, Secretary and Director
Floyd S. Butterfield

/s/ Joseph Pivinski	Chief Financial Officer
Joseph Pivinski

33